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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of April 17, 1998, is by and between Tridex Corporation (the "Company"), a Connecticut corporation, and Paul J. Smith, an individual residing at 2214 Hogan Court, Charlotte, North Carolina 28227 ("Holder").

                              Preliminary Statement

      In consideration of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") by and among the parties hereto, Progressive Software, Inc., a North Carolina corporation ("Progressive"), and Tridex NC, Inc., a wholly owned North Carolina subsidiary of the Company (the "Buyer"), dated as of the date hereof, the Company has issued to the Holder 714,000 shares of common stock, without par value (the "Common Stock"), of the Company.

      The parties wish to set forth herein certain agreements and understandings relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Common Stock held by the Holder, including any additional shares of Common Stock or other securities of which the Company is the issuer that may hereafter be issued in respect of such shares or upon conversion of or in exchange for such shares or other securities (collectively, the "Covered Shares").

      NOW, THEREFORE, in consideration of the premises and the mutual independent covenants contained herein, the parties hereto hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, capitalized terms not otherwise defined shall have the same meaning herein as provided in the Stock Purchase Agreement and the following capitalized terms shall have the following meanings:

      "Commission" means the Securities and Exchange Commission.

      "Demand Registration" See Section 2(a)(i).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holder" means the Holder identified in the introductory paragraph to this Agreement or such other Person to whom such Holder shall have assigned or transferred such Holder's Registrable Securities in accordance with the Stock Purchase Agreement and Section 12(e) of this Agreement.

      "Indemnified Party" See Section 8(c).

      "Indemnifying Party" See Section 8(c).

      "Piggyback Registration" See Section 3(a)(i).

      "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (other than a registration statement

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on Form S-4 or S-8 or any comparable form) and the declaration or ordering by the Commission of effectiveness of such registration statement.

      "Registrable Securities" means (a) the shares of Common Stock issued or issuable to the Holder upon the closing of the transactions contemplated by the Stock Purchase Agreement and (b) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for a replacement of, the securities referred to in clause (a).

      "Registration Expenses"  See Section 7(a).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Stock Purchase Agreement" means that certain Stock Purchase Agreement of even date herewith by and between the Company, the Buyer, the Holder, and Progressive Software, Inc.

      "Underwriters' Maximum Number" means for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should be limited, in the opinion of the managing underwriters of such registration.

      2.    Demand Registration.

            (a)   Request for Demand Registration.

                  (i) Subject to the limitations contained in the following paragraphs of this Section 2, the Holder may at any time after the date hereof, give to the Company, pursuant to this clause (i), a written request (a "Demand Notice") for the registration by the Company under the Securities Act of all or any part of the Registrable Securities then owned by the Holder (such registration being herein called a "Demand Registration").

                  (ii) Subject to the limitations contained in the following paragraphs of this Section 2, after the receipt of such Demand Notice, the Company will use its best efforts in good faith to cause the Demand Registration to become effective as soon as practicable after the date of filing and to keep such Demand Registration continuously effective until all or any portion of the Registrable Securities are eligible for sale by the Holder under Rule 144(k) under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holder during such period. The Company will use its best efforts in good faith to register such shares in connection with an underwritten offering if an underwritten offering is requested by the Holder.

                  (iii) The Holder shall be permitted to withdraw all or any part of the Registrable Securities from any Demand Registration at any time prior to the effective date of such Demand Registration; provided, however, that if such Demand Registration is withdrawn as a result of the Holder's withdrawal, it shall nonetheless count as a Demand Registration for purposes of Section 2(b) hereof, unless the Holder reimburses the Company for all Registration Expenses incurred by it in connection with such Demand Registration.

            (b)   Limitations on Demand Registration.

                  (i) The Holder will not be entitled to require the Company to effect more than one (1) Demand Registrations pursuant to Section 2(a). If a Demand Registration


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would be eligible for registration on Form S-3, the Company may effect such
Demand Registration pursuant to Form S-3. The Registration Expenses for each Demand Registration, if any, will be borne and paid by the Company.

                  (ii) Any registration initiated by the Holder as a Demand Registration pursuant to Section 2(a) hereof shall not count as a Demand Registration for purposes of Section 2(b)(i) hereof unless and until such registration shall have been declared effective by the Securities and Exchange Commission.

                  (iii) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 2(a) hereof (A) within ninety (90) days after the Closing Date (as defined in the Stock Purchase Agreement), unless prior to the expiration of that ninety-day period the Company and its accountants shall have been able to secure from Progressive and its accountants information necessary to file financial statements required by SEC Regulation SK, and (B) during the period commencing on the date falling 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of the Holder for such Demand Registration pursuant to Section 2(a)(i) hereof is received by the Company after the Company has given to the Holder a written notice stating that the Company is commencing an underwritten registration, provided, however, that the Company will use its best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

            (c) Priority on Demand Registration. If the managing underwriters in any Demand Registration pursuant to this Section 2 shall give written advice to the Company and the Holder of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holder which does not exceed the Underwriters' Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Securities requested by the Holder to be included in such registration, then the Company will be entitled to include in such registration that number of shares of Common Stock or other securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess. The Company shall not be entitled to include any shares of Common Stock in any underwritten Demand Registration unless the Company shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration. An underwritten Demand Registration shall not, without the consent of the Holder, include any shares other than Registrable Securities and shares of Common Stock sold for the account of the Company.

            (d) Selection of Underwriters. If any Demand Registration or any registration effected pursuant to Section 2 hereof is a firm commitment or a best efforts underwritten offering, the investment bankers and managing underwriters for such offering will be selected by the Company, subject to the approval of the Holder, or, if the investment bankers and managing underwriters selected by the Company decline to underwrite the Demand Registration, the investment bankers and managing underwriters will be selected by the Holders, subject to the approval of the Company. In either case, approval shall not be unreasonably withheld or delayed.


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

      3.    Piggyback Registrations.

            (a)   Rights to Piggyback.

                  (i) If (and on each occasion that) the Company proposes to register any of its equity securities under the Securities Act for its own account (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will give written notice (the "Piggyback Notice") to the Holder of such proposal not later than 20 days prior to the anticipated filing date of such Piggyback Registration.

                  (ii) Subject to the provisions contained in paragraphs (b) and
(c) of this Section 3 and in the last sentence of this Section 3(a)(ii), (A) the Company will be required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from the Holder, within 10 days after the date Piggyback Notice, the written request of the Holder for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holder shall be permitted to withdraw all or any part of the Registrable Securities of the Holder from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration but only if the Holder is permitted to do so by the managing underwriters or pursuant to any agreement therewith. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

            (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then the number of Registrable Securities to be offered for the account of the Holder shall be reduced (or excluded) as provided below to the extent necessary to reduce the total amount of the securities to be included in the offering to the Underwriters' Maximum Number, provided that the number of shares to be included in an underwritten Piggyback Registration for the account of any selling security holders, including the Holder, shall be subject to reduction pro rata, based on the number of shares which each selling security holder has requested to be included in such Piggyback Registration.

            (c) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

      4. Lockup Agreement. In the case of an underwritten offering pursuant to which the Holder offers Registrable Securities, the Holder will not, without the prior written consent of the Company or the managing underwriters, effect any sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the period from the date of any Demand Notice or Piggyback Notice until the expiration of any customary lockup period, up to one hundred eighty (180) days, required by the managing underwriters following the effective date of such underwritten registration, except in connection with such underwritten registration. In addition, for the period, if any, during which the Holder serves as a director of the Company, and for ninety
(90) days after he ceases to so serve, the Holder shall comply with the Company's policy regarding trading by officers, directors and employees.


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      5. Registration Procedures. If (and on each occasion that) the Company shall become obligated hereunder to effect any registration of any Registrable Securities, the Company will use its best efforts in good faith to effect promptly the registration of such Registrable Securities and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

            (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable following the filing thereof (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel, selected by the Holder, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than six (6) months, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller and, pursuant to Rule 153 under the Securities Act, promptly deliver to each national securities exchange on which shares of the Company's Common Stock are voted, copies of each prospectus filed under Rule 424 under the Securities Act;

            (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

            (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) and file with the Securities and Exchange Commission a supplement or amendment to such prospectus or Demand Registration so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and


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delivered copies of such supplement or amendment to such seller; provided that the number of trading days on which the Holder may be required by the Company not to offer or sell Registrable Securities pursuant to this Section 5(e) shall not exceed 45 days in any twelve (12) month period;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be quoted for trading on the Nasdaq Stock Market if then eligible;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Securities;

            (i) make available for inspection on a confidential basis by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by the Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement prior to its effectiveness;

            (j) permit the Holder to participate in the preparation of such registration or comparable statement;

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

            (l) to extent practicable, promptly prior to filing any document that is to be incorporated by reference into any Registration Statement or prospectus forming a part thereof, and in any event no later than the date such document is filed, provide copies to the Holder if requested, and make representatives available for discussion of such documents and other customary due diligence matters.

            (m) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any registration of the Registrable Securities hereunder, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (n) if requested by the Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid


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therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporate in such prospectus supplement or post effective amendment; and

            (o) from time to time, provide such opinions of counsel, certificates and any other documentation, and take such actions, including entering into such agreements, as are reasonably requested by any Holder in connection with any sale by a Holder of Registrable Securities covered by a registration statement hereunder.

      6.    Cooperation by Holder.

            (a) The Holder will furnish to the Company in writing such information as the Company may reasonably require from the Holder, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

            (b) The failure of any Holder to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any other Holder who furnishes such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

            (c) The Holder of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

            (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 5(b) hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 6), the Holder of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and the Holder shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

      7.    Registration Expenses.

            (a) Except as otherwise provided in Sections 2(a)(iii) and 7(b) hereof, all costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special


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audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts, commissions and expenses representing disguised commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

            (b) The Company will not bear the cost of nor pay for any (i) stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by the Holder of Registrable Securities in connection with any registration and sale of Registrable Securities pursuant to this Agreement, (ii) any underwriting discounts or commissions or similar fees related to an underwritten offering of the Registrable Securities or (iii) any fees and disbursements of counsel representing the Holder.

            (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Agreement, not required to be paid by the Company, the Holder of Registrable Securities included in such registration will pay all Registration Expenses which are attributable to the registration of the Holder's Registrable Securities so included in such registration.

      8.    Indemnification.

            (a) Indemnification by the Company. The Company will indemnify the Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person, if any, who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to such Person and relating to any action or inaction required of such Person in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in writing by such Holder, underwriter, officer, director, partner or controlling person for use in such prospectus, offering circular or other document.

            (b) Indemnification by the Holder. The Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and the officers, directors and partners of each such Person and each Person, if any, who controls any


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thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and the Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company by the Holder for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further that the Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the proceeds received by the Holder from the Registrable Securities sold by the Holder in such registration.

            (c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 8 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this
Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

      9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8 hereof is unavailable to a party that would have been an Indemnified Party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party


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and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation.

      10. Rule 144 Requirements: Form S-3. The Company will use its best efforts in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission), and to make publicly available and available to the Holder, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holder to make sales of Registrable Securities pursuant to that Rule. The Company will promptly provide any opinions by counsel reasonably required in connection with a sale of Registrable Securities under Rule 144.

      The Company will use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and so long as there are outstanding any Registrable Securities, furnish to the Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

      11. Participation in Underwritten Registrations. No person may participate in any underwritten registration pursuant to this Agreement unless such person
(a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. The Holder shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that the Holder shall disapprove of any of the terms of the related underwriting agreement but only if the Holder is permitted to do so by the managing underwriters or pursuant to any agreement therewith.


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      12.   Miscellaneous.

            (a) No Inconsistent Agreements. Except for agreements or contracts with institutional lenders providing financing to the Company or the Buyer in connection with the transactions under the Stock Purchase Agreement, the Company will not, at any time after the date hereof, enter into any agreement or contract (whether written or oral) with respect to any of its securities which grants to any security holder (other than the Holder as such) any demand registration rights which prevent the Company from complying with the registration rights granted by the Company to the Holder hereunder.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of each Holder to any such amendment, modification, supplement, waiver or consent.

            (c) Term. The agreements of the Company contained in this Agreement shall continue in full force and effect so long as the Holder holds any Registrable Securities.

            (d) Notices. All notices provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (i)   if to the Holder, at:
                        Paul J. Smith
                        2214 Hogan Court
                        Charlotte, North Carolina 28227

                        with copies to:
                        E. Lynwood Mallard, Esq.
                        Kilpatrick Stockton LLP
                        3500 One First Union Center
                        301 South College Street
                        Charlotte, North Carolina  28202-6001

                  (ii)  if to the Company, at:
                        Tridex Corporation
                        61 Wilton Road
                        Westport, Connecticut  06880
                        Attention: Seth M. Lukash, Chairman

                        with a copy to:
                        Stephen J. Carlotti, Esq.
                        Hinckley, Allen & Snyder
                        1500 Fleet Center
                        Providence, Rhode Island 02903
and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(d). All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, provided that the Holder may not assign his rights hereunder to any third party other than a trust, family limited partnership or similar estate planning entity, in which the beneficiaries or equity owners are limited to the Holder and his spouse and children.

            (f) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning or effect.

            (h) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to principles of conflicts of law.

            (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (k) Availability of Rule 144. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to register any Registrable Securities pursuant to a request under Section 2 or Section 3 hereof if, within 25 days after its receipt of a request therefor, counsel for the Company delivers an opinion to the Holder, in form and substance reasonably satisfactory to counsel to the Holder, that the proposed sale of Registrable Securities requested to be so registered may be effected in its entirety within any 90 day period without registration and without any further holding period pursuant to Rule 144(k) of the Securities Act.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          TRIDEX CORPORATION


                                          By:
                                             ---------------------------
                                             Seth M. Lukash
                                             Chief Executive Officer


                                          HOLDER


                                          ---------------------------------
                                          Paul J. Smith


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